As filed with the Securities and Exchange Commission on May 29, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-1081436
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

HP Inc.
1501 Page Mill Road
Palo Alto, CA 94304
(Address of Principal Executive Offices, Zip Code)

Fourth Amended and Restated HP Inc. 2004 Stock Incentive Plan
(Full title of the plan)

Rick Hansen
SVP, Deputy General Counsel, Corporate, and Corporate Secretary
1501 Page Mill Road
Palo Alto, CA 94304
(650) 857-1501

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Christopher Kortum	Sean Feller
Patrick D. McCamy	Gibson, Dunn & Crutcher LLP
HP Inc.	2029 Century Park East, Suite 4000
1501 Page Mill Road	Los Angeles, CA 90067-3026
Palo Alto, CA 94304	(310) 552-8500
(650) 857-1501

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by HP Inc. (“HP” or the “Registrant”) and relates to 45,700,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), issuable under the Fourth Amended and Restated HP Inc. 2004 Stock Incentive Plan (the “Plan”), which shares of Common Stock are in addition to (i) the 180,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 7, 2004 (File No. 333-114253) with respect to the Hewlett-Packard Company 2004 Stock Incentive Plan, (ii) the 65,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 23, 2010 (File No. 333-166270) with respect to the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, (iii) the 172,500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 24, 2013 (File No. 333-188108) with respect to the Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, and (iv) the 30,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on August 29, 2022 (File No. 333-267151) with respect to the Third Amended and Restated HP Inc. 2004 Stock Incentive Plan (collectively, the “Prior Registration Statements”). As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statements, including all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6.	Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

HP’s certificate of incorporation contains a provision eliminating the personal liability of HP’s directors and officers to HP or its stockholders for breach of fiduciary duty as a director or officer, as applicable, to the fullest extent permitted by applicable law and a provision permitting HP to indemnify to the fullest extent permitted by law HP’s directors and officers made or threatened to be made a party to a criminal, civil, administrative or investigative action or proceeding by reason of the fact that he or she is or was HP’s director or officer.

HP’s bylaws similarly provide for the indemnification of HP’s directors and officers to the fullest extent authorized by the DGCL. HP’s bylaws also provide:

(i)       that HP is authorized to enter into individual indemnification contracts with HP’s directors and officers to the fullest extent not prohibited by the DGCL, and

(ii)      that HP shall not be required to indemnify any director or officer if (a) the director or officer has not met the standard of conduct which makes indemnification permissible under the DGCL, or (b) the proceeding for which indemnification is sought was initiated by such director or officer and such proceeding was not authorized by the board of directors.

HP maintains liability insurance for HP’s directors and officers. HP has also agreed to indemnify certain officers against certain claims by their former employers as a result of their employment by HP.

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Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	The Registrant’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on April 25, 2024).

4.2	The Registrant’s Amended and Restated Bylaws effective April 22, 2024 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on April 19, 2024).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Fourth Amended and Restated HP Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on April 25, 2024).

107.1*	Filing Fee Table.

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 29th day of May, 2024.

HP Inc.

By:	/s/ Rick Hansen
Name:	Rick Hansen
Title:	SVP, Deputy General Counsel, Corporate, and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Enrique Lores, Timothy J. Brown and Rick Hansen, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Enrique Lores	President and Chief Executive Officer and Director	May 29, 2024
Enrique Lores	(Principal Executive Officer)

/s/ Timothy J. Brown	Interim Chief Financial Officer	May 29, 2024
Timothy J. Brown	(Principal Financial Officer)

/s/ Stephanie Liebman	Global Controller and Finance Chief Operations Officer	May 29, 2024
Stephanie Liebman	(Principal Accounting Officer)

/s/ Aida Alvarez	Director	May 29, 2024
Aida Alvarez

/s/ Robert R. Bennett	Director	May 29, 2024
Robert R. Bennett

/s/ Charles V. Bergh	Director	May 29, 2024
Charles V. Bergh

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/s/ Bruce Broussard	Director	May 29, 2024
Bruce Broussard

/s/ Stacy Brown-Philpot	Director	May 29, 2024
Stacy Brown-Philpot

/s/ Stephanie Burns	Director	May 29, 2024
Stephanie Burns

/s/ Mary Anne Citrino	Director	May 29, 2024
Mary Anne Citrino

/s/ Richard L. Clemmer	Director	May 29, 2024
Richard L. Clemmer

/s/ David Meline	Director	May 29, 2024
David Meline

/s/ Judith Miscik	Director	May 29, 2024
Judith Miscik

/s/ Kim K.W. Rucker	Director	May 29, 2024
Kim K.W. Rucker